EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-3 (No. 333-164046, No. 333-164047 and No. 333-180093) and on Form S-8 (No. 333-129528) of Anworth Mortgage Asset Corporation of our reports dated February 27, 2013, relating to our audits of the financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Anworth Mortgage Asset Corporation for the year ended December 31, 2012.

/s/ McGladrey LLP

Irvine, California

February 27, 2013